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                                                                   EXHIBIT 23.02


INDEPENDENT AUDITORS' CONSENT


To the Board of Directors of
Entercom Communications Corp.
Bala Cynwyd, Pennsylvania



We consent to the use in this Amendment No. 2 to Registration Statement No. 333-86397 of Entercom Communications Corp. of our report dated September 18, 1998 (December 11, 1998 as to Note 7), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.






DELOITTE & TOUCHE LLP
Boston, Massachusetts
September 28, 1999